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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-11 (File No. 333-45647) of our report dated March 6, 1997, on our audit of the balance sheet of MSCC Limited Partnership as of January 3, 1997, and the related statements of operations, partners' capital (deficit) and cash flows for the fiscal year then ended. We also consent to the reference to our Firm under the caption "Experts."


                          /s/ Coopers & Lybrand L.L.P.
                          ------------------------------
                             Coopers & Lybrand L.L.P.


New York, New York
April 22, 1998